Exhibit 99.1
AGREEMENT
Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.
EXECUTED this 12th day of February, 2010.

LACUNA HEDGE FUND LLLP

By:	Lacuna Hedge GP LLLP, its general partner
By:	Lacuna, LLC, its general partner

	By:	/s/ Wink Jones
Wink Jones, Managing Director

LACUNA HEDGE GP LLLP

By:	Lacuna, LLC, its general partner

	By:	/s/ Wink Jones
Wink Jones, Managing Director

LACUNA, LLC

	By:	/s/ Wink Jones
Wink Jones, Managing Director